UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2022

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 25, 2022, at the 2022 Annual Meeting of Stockholders (the Annual Meeting) of Exelixis, Inc. (Exelixis), Exelixis’ stockholders approved the amendment and restatement of the Exelixis, Inc. 2017 Equity Incentive Plan (as so amended and restated, the 2017 Plan). The 2017 Plan became effective immediately upon stockholder approval at the Annual Meeting.
The amendment and restatement was effected primarily: (a) to increase the share reserve under the 2017 Plan by 28,500,000 shares, subject to adjustment for certain changes in the capitalization of Exelixis; and (b) to increase the multiplier used in the “fungible share counting” structure of the 2017 Plan (further described below) from 1.5 to 2.
The terms of the 2017 Plan provide for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. Subject to adjustment for certain changes in the capitalization of Exelixis, the aggregate number of shares of Exelixis’ common stock that may be issued under the 2017 Plan will not exceed 73,953,064 shares (plus the Prior Plans’ Returning Shares, as such shares become available from time to time). The “Prior Plans’ Returning Shares” are shares subject to outstanding stock awards granted under specified Exelixis prior equity incentive plans, in each case that, from and after May 24, 2017: (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to Exelixis because of the failure to meet a contingency or condition required for the vesting of such shares; or (iii) other than with respect to outstanding appreciation awards (as defined below) granted under such prior equity incentive plans, are reacquired or withheld (or not issued) by Exelixis to satisfy a tax withholding obligation in connection with a stock award.
As part of the fungible share counting structure of the 2017 Plan, effective on May 25, 2022, the number of shares of Exelixis’ common stock available for issuance under the 2017 Plan will be reduced by: (i) 1 share for each share of common stock issued pursuant to a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant (an “appreciation award”) granted under the 2017 Plan; and (ii) 2 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not an appreciation award) granted under the 2017 Plan.
A more complete summary of the terms of the 2017 Plan is set forth in Exelixis’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 14, 2022 (the Proxy Statement). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2017 Plan, which is filed as Appendix A to the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The Annual Meeting was held on May 25, 2022 via live webcast.
(b)    The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:
1.Election of Directors: Exelixis stockholders elected the following 11 directors to serve until the next annual meeting of stockholders in 2023, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Carl B. Feldbaum, Esq.	243,679,225	6,908,837	288,876	29,412,598
Maria C. Freire, Ph.D.	246,730,733	3,900,513	245,692	29,412,598
Alan M. Garber, M.D., Ph.D.	227,190,127	23,396,603	290,208	29,412,598
Vincent T. Marchesi, M.D., Ph.D.	235,368,545	15,234,650	273,743	29,412,598
Michael M. Morrissey, Ph.D.	247,205,304	3,402,417	269,217	29,412,598
Stelios Papadopoulos, Ph.D.	227,228,455	21,124,945	2,523,538	29,412,598
George Poste, DVM, Ph.D., FRS	246,766,336	3,839,884	270,718	29,412,598
Julie Anne Smith	248,905,885	1,692,784	278,269	29,412,598
Lance Willsey, M.D.	236,109,321	14,473,623	293,994	29,412,598
Jacqueline Wright	246,675,548	3,911,936	289,454	29,412,598
Jack L. Wyszomierski	231,827,138	18,755,844	293,956	29,412,598
2.    Ratification of Ernst & Young LLP as Exelixis' independent registered public accounting firm: Exelixis stockholders ratified the selection of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending December 30, 2022.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
275,952,895	3,992,183	344,458	0
3.    Approval of the 2017 Plan: Exelixis stockholders approved the 2017 Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
235,050,854	15,623,198	202,886	29,412,598
4.    Approval, on an advisory basis, of Exelixis’ named executive officers, as disclosed in the Proxy Statement (Say on Pay): Exelixis stockholders approved the Say on Pay proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
243,569,589	6,255,051	1,052,298	29,412,598

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

May 27, 2022	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary